Consultant Services

                      INDEPENDENT CONTRACTOR AGREEMENT

       Name of Contractor:          Greyfield Consultants, Inc.

       Business Address:            3081 Holcomb Bridge Rd., # F-2
                                    Norcross, GA 30092

       Telephone:                   (770)729-1410

    THIS INDEPENDENT CONTRACTOR AGREEMENT (the "Agreement") is made and entered into this 10th day of January, 2000 by and between RCONTEST.COM, INC. ("RC"), a corporation, and the undersigned contractor
("Contractor").

    FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

     1. Services. Subject to the terms and conditions set forth in this Agreement, RC retains Contractor to provide the services set forth on EXHIBIT A attached hereto and incorporated herein by reference, and Contractor agrees to render such services to RC. Contractor shall perform such services as and when requested orally or in writing by RC from time to time. Unless otherwise provided herein, Contractor shall not subcontract or otherwise assign any or all of its duties or obligations under this Agreement to any individual or entity.

     2.  Independent Contractor.

          (a) Both the RC and Contractor, in the performance of this Agreement, will be acting in their own separate capacities and not as agents, employees, partners, joint ventures or associates of one another. The employees or agents or one party shall not be deemed or construed to be the employees, agents or partners of the other party for any purposes whatsoever. Neither party will assume any liability for any injury (including death) to any persons or any damage to any property or other claim arising out of the acts or omission of the other party or any of its agents or employees. It is expressly understood and agreed that Contractor is an independent contractor of RC in all manners and respects and that Contractor is not authorized to bind RC to any liability or obligation or to represent that it has any such authority.

         (b) Contractor shall be solely responsible for all applicable federal, state and local taxes including withholding therefor.

         (c) RC shall not provide health, life, disability, worker's compensation or any other form of insurance or benefits in connection with the services provided by Contractor. Nor shall RC assume any liability for any injury (including death) arising out of the acts of a third party.

     3.  Compensation.

         (a) As full and complete compensation for all services rendered under this Agreement, RC will pay Contractor and Contractor will accept, the amount set forth on EXHIBIT B attached hereto and incorporated herein by reference.

         (b) Subject to the availability of funds and any other restrictions imposed by the Act or this Agreement, RC will pay to Contractor all amounts due under this Agreement in accordance with the payment terms set forth on EXHIBIT B attached hereto.

     4. Term. Unless sooner terminated in accordance with the provisions of this Agreement, the term of this Agreement shall commence as of the date hereof and shall end one (1) year from the execution date or at the discretion of RC, whichever occurs first.

     5.  Confidentiality.

         (a) For purposes of this Agreement, "Confidential Information" means any and all items which are: (i) marked "Confidential" or some such similar designation; or (ii) valuable, proprietary and confidential information belonging to or pertaining to RC that does not constitute a "Trade Secret" (as defined under applicable law) and that is not generally known but is generally known only to RC and those of its employees, independent contractors or agents to whom such information must be confided for business purposes, including, without limitation, information regarding RC's customers, suppliers, manufacturers and distributors.

        (b) In recognition of the need of RC to protect its legitimate business interests, Contractor hereby covenants and agrees that with regard to any: (i) Confidential Information, at all times during its engagement by RC and for a period of three (3) years following the expiration or termination of this Agreement for any reason; and (ii) Trade Secrets, at all times such information remains a "trade secret" under applicable law, Contractor will regard and treat all such information as strictly confidential and wholly owned by RC and will not, for any reason or in any fashion, either directly or indirectly use, disclose, transfer, assign, disseminate, reproduce, copy, or otherwise communicate any such Confidential Information or Trade Secrets to any individual or entity for any purpose other than in accordance with this Agreement or pursuant to the instructions from a duly authorized representative of RC. In addition, to the extent the Act or any other applicable law imposes any greater restrictions or prohibitions with respect to any Confidential Information, Trade Secrets or other information or property of RC, Contractor covenants and agrees that it shall comply with such greater restrictions or prohibitions.

       (c) Contractor's employees who perform services pursuant to this agreement will be required to sign a non-disclosure/confidentiality agreement.

     6. Nondiscrimination. Contractor shall not discriminate against any person because of his or her race, color, religion, sex, handicap, disability, national origin or ancestry. Breach of this covenant may be regarded as a material breach of this Agreement.

     7. Compliance with Laws. Contractor agrees to comply with all applicable rules, procedures and regulations adopted from time to time by RC, and all other applicable federal, state and local laws, rules, regulations, ordinances or executive orders.

     8.  Representations and Warranties.

Contractor hereby represents and warrants to RC as follows:

           (a) Contractor has the full power, authority, ability and legal right to execute and deliver this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement and the performance of its obligations hereunder have be4en duly authorized by all necessary action of Contractor. Contractor, if other than an individual, is duly organized, validly existing and in good standing under the laws of the state of its formation, and is qualified to do business in each state where such qualifications is required.

          (b) This Agreement constitutes the legal, valid and fully binding obligation of Contractor and is enforceable in accordance with its terms; and

          (c) The execution, delivery and performance of this Agreement have been consented to and authorized by all individuals or entities required to consent to and authorize the same, will not contravene any law, regulation, judgment or decree applicable to Contractor, and will not cause or result in a breach of or a default under any other agreement, contract or understanding to which Contractor is a party.

     9.  Termination.

          (a) Notwithstanding anything herein to the contrary, RC may immediately terminate this Agreement at any time, for any reason or for no reason, by delivering written notice thereof to Contractor.

      (b) Notwithstanding anything herein to the contrary, Greyfield Consulting may terminate this Agreement at any time, for any reason or for no reason, by delivering one (1) week's prior written notice thereof to RC.

     10. Indemnification. Contractor agrees to indemnify, defend and hold harmless RC, its directors and officers, the State of Georgia and its agencies and political subdivisions, and their respective agents, officers and employees, against any and all suits, damages, expenses (including, without limitation, court costs, attorneys' fees and other damages), losses, liabilities and claims of any kind, caused by or resulting from any breach of this Agreement or any other act or omission of Contractor or any of its agents or employees, whether the same may be the result of negligence, responsibility under strict liability standards, any other substandard conduct or otherwise.

     11. Exclusivity. While "on duty" with RC or otherwise performing services in connection with this Agreement, Contractor will limit its actions to providing services exclusively for the benefit of the RC, but only to the extent that such limitation is consistent with the Contractor's obligations.

     12.  Notices.

           (a) All notices and statements provided for or required by this Agreement shall be in writing, and shall be delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested, or delivered by a recognized national overnight courier service, as follows:

       If to RC:         RCONTEST.COM, INC.

       If to Contractor: Greyfield Consultants, Inc.

          (b) Either party hereto may change the address to which notice is to be sent by written notice to the other party in accordance with the provisions of this Section 12.

    13. Miscellaneous.

        (a) This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either party hereto unless confirmed in writing. This Agreement may not be modified or amended, except by a writing executed by both parties hereto. No waiver by either party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

       (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, and any cause of action arising hereunder must be brought in a state court located in Gwinnett County, Georgia. Contractor hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the venue of any proceeding that is brought in such a court.

       (c) This Agreement shall be binding on Contractor and its successors and permitted assigns.

       (d) The headings contained herein are for the convenience of the parties only and shall not be interpreted to limit or affect in any way the meaning of the language contained in this Agreement.

       (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page or any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

      (f) If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable invalid or inoperative provision had not been contained herein.

      (g) Upon the request of RC, Contractor agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement to be effective as of the day and year first above written.

Approved as to Legal Sufficiency

                                           RCONTEST.COM, INC.

By:   ________________________      By: _______________________________

Its: ________________________       Its: _____________________________

                                    CONTRACTOR

                                    By: ______________________________

                                    Its: ______________________________



                      INDEPENDENT CONTRACTOR AGREEMENT

                                 Exhibit A

                            Consultant Services

    Contractor agrees to provide the following consulting services as directed by the IC. These tasks include but are not limited to:

1.  Strategic Planning

2.  Assisting in taking the Company public

3.  Finding merger candidates

4.  Potential Acquisitions

5.  Assisting with Fund Raising and Filings



                           INDEPENDENT CONTRACTOR AGREEMENT

                                      EXHIBIT B
Compensation for Consultant Services

In connection with the Independent Contractor Agreement, RC has granted to Greyfield Consulting, Inc. for performance of services herein, a total of 300,000 restricted shares, provided that the company will makes its best efforts to register the stock for secondary trading when feasible.